UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 7, 2003

AMBASSADORS GROUP, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	0-33347	91-1957010

(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

Dwight D. Eisenhower Building

110 S. Ferrall Street
Spokane, WA 99202

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(509) 534-6200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 5. Other Events.

     On November 7, 2003, Ambassadors Group, Inc. (the “Company”) issued a press release on the subject of the appointment of a new chief financial officer, Colleen McCann-Lillie. Ms. McCann-Lillie will replace Margaret Sestero as chief financial officer. Ms. Sestero will continue to serve as executive vice president and secretary of the Company and as chief operating officer of Ambassador Programs, Inc., a subsidiary of the Company.

     The Company also announced the adoption of a dividend policy paying common stockholders $0.44 per share annually, or $0.11 per share on a quarterly basis.

     The press release is filed as exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release of Ambassadors Group, Inc. dated November 7, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: November 12, 2003	By:	/s/ Margaret M. Sestero

Margaret M. Sestero Executive Vice-President and Secretary